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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ugly Duckling Corporation:


     We consent to the use of our report dated January 31, 1997, except for Note 19 to the Consolidated Financial Statements which is as of February 13, 1997, on the consolidated financial statements of Ugly Duckling Corporation included in Pre-Effective Amendment No. 2 to the Form S-1 Registration Statement (No. 333-42973) of Ugly Duckling Corporation and the related Prospectus and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" therein.


                                          /s/ KPMG PEAT MARWICK LLP

Phoenix, Arizona

February 6, 1998